                                                                     Exhibit 5.1



                              A Partnership Including          Boston
                              Professional Corporations        Chicago
                              28 State Street                  Los Angeles
                              Boston, MA 02109-1775            Miami
                              617-535-4000                     Moscow
                              Facsimile 617-535-3800           Newport Beach
                              http://www.mwe.com               New York
                                                               St. Petersburg
                                                               Silicon Valley
                                                               Vilnius
                                                               Washington, D.C.


MCDERMOTT, WILL & EMERY


                               October 12, 1999


MCK Communications, Inc.
313 Washington Street
Newton, MA 02458

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to MCK
Communications, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to 3,910,000 shares of Common Stock, par value $.001 per share (the "Registration Statement"), including the 510,000 shares to cover the over-allotment option (of which 255,000 shares may be sold by the Company (the "Company Shares") and 255,000 shares may be sold by certain selling stockholder (the "Selling Stockholder Shares")) to the several underwriters (the "Underwriters") of which BancBoston Robertson Stephens Inc., Dain Rauscher Wessels, a division of Dain Rauscher Incorporated and Hambrecht & Quist LLC, are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

     As counsel for the Company, we have examined the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, as amended, and the Company's Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that (A) when (i) the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and (ii) the Company Shares are sold to the

MCK Communications, Inc.
October 12, 1999
Page 2


Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware (the "DGCL"), and (B) the Selling Stockholder Shares are duly authorized, legally issued, fully paid and non assessable by the Company under the DGCL.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        /s/ MCDERMOTT, WILL & EMERY